UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

Filed by the Registrant ☒
Filed by a Party other than the Registrant  ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

D-Wave Quantum Inc.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):
☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

NOTICE TO HOLDERS OF EXCHANGEABLE SHARES

Annual Meeting of Stockholders of D-Wave Quantum Inc. to be held on June 6, 2024

Our records show that you hold exchangeable shares (the “Exchangeable Shares”) of D-Wave Quantum Technologies Inc., a Canadian company and an indirect subsidiary of D-Wave Quantum Inc. (“D-Wave Quantum”). The Exchangeable Shares provide you with economic and voting rights that are, as nearly as practicable, equivalent to those of the common stockholders of D-Wave Quantum, including the right to attend and vote at meetings of the D-Wave Quantum common stockholders. D-Wave Quantum will be holding an annual meeting (the “Annual Meeting”) of its common stockholders on June 6, 2024:

(1)
To elect Emil Michael, Amy Cappellanti-Wolf and Philip Adam Smalley III as Class II directors of D-Wave Quantum to serve until the 2027 annual meeting of stockholders, and until their respective successors shall have been duly elected and qualified;

(2)	To approve an amendment to D-Wave Quantum’s Amended and Restated Certificate of Incorporation to permit officer exculpation;

(3)	To ratify the appointment of Grant Thornton LLP as D-Wave Quantum’s independent registered public accounting firm for the fiscal year ending December 31, 2024; and

(4)	To transact such other business as may properly come before the Annual Meeting or any continuation, adjournment or postponement thereof.

At the Annual Meeting you will have voting rights, based on the number of Exchangeable Shares you hold. You are permitted to instruct Computershare Trust Company of Canada, the “Trustee” under a Voting and Exchange Trust Agreement dated August 5, 2022, as to how the Trustee is to vote your Exchangeable Shares at the Annual Meeting. If you do not give voting instructions, the Trustee will not be entitled to exercise the voting rights attached to your Exchangeable Shares. Alternatively, you may instruct the Trustee to give you, or a person designated by you, a proxy to personally exercise the voting rights attached to your Exchangeable Shares. To instruct the Trustee as to how you wish to exercise your voting rights, you must complete, sign, date and return the enclosed voting instruction card (the “Voting Instruction Card”) to the Trustee by 12:00 p.m., Eastern time, on June 4, 2024. The Trustee will not be obligated to act on any instructions received after that time.

You have the right to revoke any instructions that you gave to the Trustee by: (i) giving written notice of revocation to the Trustee; or (ii) executing and delivering to the Trustee a later-dated Voting Instruction Card. However, no notice of revocation or later-dated Voting Instruction Card will be effective unless received by the Trustee prior to 12:00 p.m., Eastern time, on June 4, 2024.

Whether or not you plan to attend the Annual Meeting, please sign, date and return the Voting Instruction Card in the envelope provided to ensure that your Exchangeable Shares will be represented at the Annual Meeting.

Only registered holders of Exchangeable Shares are permitted to instruct the Trustee as to how to vote their Exchangeable Shares at the Annual Meeting or to attend and vote at the Annual Meeting in person or by proxy, as described above. You may be a beneficial owner of Exchangeable Shares (a “Non-Registered Holder”) if your Exchangeable Shares are registered either:

(i)
in the name of an intermediary (an “Intermediary”) with whom you deal in respect of the Exchangeable Shares, including banks, trust companies, securities dealers or brokers and trustees or administrators of trusts; or

(ii)	in the name of a clearing agency of which the Intermediary is a participant.

D-Wave Quantum distributed copies of the Notice of Meeting, the Proxy Statement and this Notice to Exchangeable Shareholders (collectively, the “Meeting Materials”) to Intermediaries who are required to forward these Meeting Materials to Non-Registered Holders unless a Non-Registered Holder has waived the right to receive them. If you are a Non-Registered Holder who has not waived the right to receive the Meeting Materials, your Intermediary will provide you with either:

(i)
a voting instruction form, which is uncompleted other than being signed by the Intermediary (typically by a facsimile, stamped signature) and specifying the number of Exchangeable Shares that you beneficially own. This voting instruction form need not be signed by you. In this case, if you wish to direct the Trustee to vote the Exchangeable Shares held by you or attend and vote directly at the Annual Meeting (or have another person attend and vote on your behalf) you must properly complete the voting instruction form and deposit it with the Trustee prior to 12:00 p.m., Eastern time, on June 4, 2024; or

(ii)	a voting instruction form, which you must complete and sign in accordance with the directions on the voting instruction form.

The voting instruction form is not the same as the enclosed Voting Instruction Card. If you are a Non-Registered Holder, and you wish to exercise your voting rights, you must complete the voting instruction form sent to you by your Intermediary.

The purpose of these procedures is to permit you, as a Non-Registered Holder, to direct the Trustee to vote the Exchangeable Shares that you beneficially own or to attend and vote at the Annual Meeting, in person or by proxy. A Non-Registered Holder may revoke a voting instruction form given to an Intermediary by providing written notice to the Intermediary in a reasonable time period prior to the Annual Meeting. Non-Registered Holders should carefully follow the instructions of their Intermediaries and their service companies and contact their Intermediaries promptly if they need assistance.